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                                                                    EXHIBIT 23.2

      CONSENT OF ALTSCHULER, MELVOIN AND GLASSER LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Experts" and "Selected Historical Financial Data of Standard" and to the use of our reports dated February 3, 1998, in the Registration Statement (Form S-4) and related Prospectus of AP Holdings, Inc. for the registration of $70,000,000 of 11 1/4% Senior Discount Notes.

                                          ALTSCHULER, MELVOIN AND GLASSER LLP

Chicago, Illinois
April 13, 1998